Exhibit 99.1
For Release 7:30 AM Eastern Time, Thursday, November 6, 2008
CUMULUS MEDIA INC.
Cumulus Reports Third Quarter 2008 Results
ATLANTA, GA, November 6, 2008 — Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three and nine months ended September 30, 2008.
Financial highlights (in thousands, except per share data and percentages) are as follows:

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2008	2007	Change	2008	2007	Change
As Reported:
Cash revenue	$76,531	$79,820	(4.1)%	$225,966	$231,409	(2.4)%
Barter revenue	3,419	4,363	(21.6)%	10,512	12,513	(16.0)%

Net revenues	$79,950	$84,183	(5.0)%	$236,478	$243,922	(3.1)%
Station operating expenses	50,795	52,241	(2.8)%	154,920	157,469	(1.6)%
Station operating income (1)	29,155	31,942	(8.7)%	81,558	86,453	(5.7)%
Station operating income margin (2)	36.5%	37.9%		34.5%	35.4%
Adjusted EBITDA (3)	25,164	27,640	(9.0)%	70,878	73,720	(3.9)%

Income (loss) per common share:
Basic income (loss) per common share	$0.14	$(1.63)	N/A	$0.75	$(1.62)	N/A
Diluted income (loss) per common share	$0.14	$(1.63)	N/A	$0.75	$(1.62)	N/A

Free cash flow (4)	$15,772	$15,455	2.1%	$41,153	$35,767	15.1%
Pro Forma
Cash revenue	$76,531	$79,351	(3.6)%	$225,966	$229,933	(1.7)%
Barter revenue	3,419	4,363	(21.6)%	10,512	12,513	(16.0)%

Net revenues	$79,950	$83,714	(4.5)%	$236,478	$242,446	(2.5)%
Station operating expenses	50,795	51,857	(2.0)%	154,920	156,381	(0.9)%
Station operating income (1)	29,155	31,857	(8.5)%	81,558	86,065	(5.2)%
Station operating income margin (2)	36.5%	38.1%		34.5%	35.5%
Adjusted EBITDA (3)	25,164	27,555	(8.7)%	70,878	73,332	(3.3)%

(1)	Station operating income consists of operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge, terminated transaction expense and corporate general and administrative expenses. Station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Please see the attached table for a reconciliation of station operating income to the most directly comparable GAAP financial measure.

(2)	Station operating income margin is defined as station operating income as a percentage of net revenues.

(3)	Adjusted EBITDA is defined as operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge and terminated transaction expense. Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

(4)	Free cash flow is defined as operating income before non-cash stock compensation, impairment charge, depreciation and amortization, terminated transaction expense, less net interest expense (excluding non-cash charge/credit for change in value and amortization of swap arrangements and amortization of debt issuance costs), and maintenance capital expenditures. Free cash flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of free cash flow to the most directly comparable GAAP financial measure.

Results of Operations
Three Months Ended September 30, 2008 Compared to the Three Months Ended September 30, 2007
Net revenues for the third quarter decreased from $84.2 million to $80.0 million, a decrease of 5.0% versus the third quarter of 2007, primarily due to a general weak demand for advertising across our station platform. Cash revenues for the third quarter decreased from $79.8 million to $76.5 million a decrease of 4.1% and barter revenue decreased $1.0 million or 21.6%, as we continue to deemphasize barter transactions.
Station operating expenses decreased from $52.2 million to $50.8 million, a decrease of 2.8% from the third quarter of 2007. This decrease was primarily attributable to general expense decreases across our station platform.
Station operating income (defined as operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge, terminated transaction expense and corporate general and administrative expenses) decreased from $31.9 million to $29.2 million, a decrease of 8.7% from the third quarter of 2007, for the reasons discussed above.
On a pro forma basis, which excludes the results of the Company’s Caribbean stations (sold in November 2007), for the period July 1, 2007 through September 30, 2007, net revenues for the three months ended September 30, 2008 decreased $3.8 million to $80.0 million, a decrease of 4.5% from the same period in 2007. This decrease is primarily due to a general weak demand for advertising across our station platform. Pro forma cash revenues for the third quarter decreased from $79.3 million to $76.5 million, a decrease of 3.6% and barter revenues decreased $1.0 million or 21.6% as we continue to deemphasize barter transactions. Pro forma station operating income decreased $2.7 million, a decrease of 8.5% from the same period in 2007 primarily due to the decrease in net revenues offset by reduced station operating expenses.
Corporate expenses (excluding non-cash stock compensation and terminated transaction expense) for the three months ended September 30, 2008 decreased $0.3 million over the comparative period in 2007, due primarily to the reduction and timing of certain expenses.
In accordance with SFAS No. 123R, Share Based Payment, effective January 1, 2006, non-cash stock compensation expense was $1.0 million for the three months ended September 30, 2008, as compared with $2.7 million non-cash stock compensation expense in the prior year three month period.
Interest expense, net of interest income, decreased by $9.2 million to $8.0 million for the three months ended September 30, 2008 as compared with net expense of $17.2 million in the prior year’s period. Net accrued interest expense associated with outstanding debt decreased by $2.4 million to $9.2 million as compared to $11.6 million in the prior year’s period. This decrease was due to a lower average cost of bank debt and decreased levels of bank debt outstanding during the current quarter. The remaining $6.8 million decrease was primarily due to the change in the fair value and amortization of certain derivative instruments.
For the three months ended September 30, 2008, the Company recorded income tax expense of $7.3 million, as compared to a benefit of $10.0 million for the third quarter of 2007.
Nine Months Ended September 30, 2008 Compared to the Nine Months Ended September 30, 2007
Net revenues for the nine months ended September 30, 2008 decreased from $243.9 million to $236.5 million, a decrease of 3.1% from the same period in 2007, primarily due to general weak demand for advertising across our station platform. Cash revenues for the nine months ended September 30, 2008 decreased from $231.4 million to $226.0 million, a decrease of 2.4% and barter revenues decreased 16.0% to $10.5 million from $12.5 million as we continue to deemphasize barter transactions.
Station operating expenses decreased from $157.4 million to $154.9 million, a decrease of 1.6% from the same period in 2007. This decrease was primarily attributable to general expense decreases across our station platform partially offset by our continued investment in local sales personnel.
Station operating income (defined as operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge, terminated transaction expense and corporate general and administrative expenses) decreased from $86.5 million to $81.6 million, an decrease of 5.7% from the same period in 2007, for the reasons discussed above.
On a pro forma basis, which excludes the results of the Company’s Caribbean stations (sold in November 2007), for the period January 1, 2007 through September 30, 2007, net revenues for the nine months ended September 30, 2008 decreased $6.0 million to $236.5 million, a decrease of 2.5% from the same period in 2007. This decrease is primarily due to general weak demand for advertising across our station platform. Pro forma cash revenues for the first nine months decreased from $229.9 million to $226.0 million, a decrease of 1.7% and barter revenues decreased 16.0%, from $12.5 million as we continue to deemphasize barter transactions.
Pro forma station operating income decreased $4.5 million, a decrease of 5.2% from the same period in 2007 primarily due to the decrease in net revenues offset by reduced station operating expenses.
Corporate expenses (excluding non-cash stock compensation and terminated transaction expense) for the nine months ended September 30, 2008 decreased $2.0 million over the comparative period in 2007, due primarily to the reduction and timing of certain expenses.
In accordance with SFAS No. 123R, Share Based Payment, effective January 1, 2006, non-cash stock compensation expense was $3.9 million for the nine months ended September 30, 2008, as compared with $7.0 million non-cash stock compensation expense in the prior year nine month period.
Interest expense, net of interest income, decreased by $14.2 million to $27.9 million for the nine months ended September 30, 2008 as compared with $42.1 million in the prior year’s period. Net accrued interest expense associated with outstanding debt decreased by $8.0 million to $28.6 million as compared to $36.6 million in the prior year’s period. This decrease was due to a lower average cost of bank debt and decreased levels of bank debt outstanding during the nine month period. The net $6.2 million increase was primarily due to the change in the fair value and amortization certain derivative instruments.
For the nine months ended September 30, 2008, the Company recorded a one-time termination fee in the amount of $15.0 million from the investor group as a result of the termination of the Merger Agreement.
For the nine months ended September 30, 2008, the Company recorded income tax expense of $11.8 million, as compared to a $4.6 million benefit for the same period during 2007.
Share Repurchase Program
In May 2008 the Board of Directors granted authority for a $75.0 million share repurchase program. During the third quarter the Company purchased 1,310,882 shares of Class A Common Stock at an average per-share price of $2.90, or an aggregate of approximately $3.8 million. During the nine months ended September 30, 2008 the Company purchased 1,592,810 shares of Class A Common Stock at an average per-share price of $3.15, or an aggregate of approximately $5.0 million.
Cumulus Media Partners
For the three and nine months ended September 30, 2008, the Company recorded approximately $0.3 million and $1.7 million as equity income of affiliate attributable to its investment in Cumulus Media Partners, LLC (“CMP”).
For the three and nine months ended September 30, 2008, the Company recorded as net revenues approximately $1.0 million and $3.0 million, respectively, in management fees from CMP.
Leverage and Financial Position
Net leverage was 6.75 times at September 30, 2008.
Capital expenditures for the three and nine months ended September 30, 2008 totaled $1.2 million and $5.2 million, respectively. Capital expenditures during the quarter were comprised of $1.1 million of expenditures related to leasehold improvements and the purchase of equipment related to studio facilities and tower structures, and $0.1 million of maintenance capital expenditures.
Outlook
The following data is based on current expectations. This data is forward looking and actual results may differ materially.
Revenue for the fourth quarter of 2008 is currently anticipated to decline 9.0% to 11.0% as compared to the fourth quarter of 2007. The Company expects station operating expenses to decrease approximately 5.0% when compared to the same three month period in 2007.

Estimated
Q4 2008
($ in 000’s)
Depreciation and amortization	$3,000
LMA fees	80
Non-cash stock compensation	1,000
Interest expense	9,000
Interest income	300
Equity in income of affiliate	300
Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are station operating income, adjusted EBITDA and free cash flow. Station operating income consists of operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge, terminated transaction expense and corporate general and administrative expenses. Adjusted EBITDA is defined as operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge and transaction expense.
Free cash flow is defined as operating income before non-cash stock compensation, impairment charge, depreciation and amortization, terminated transaction expense, less net interest expense (excluding non-cash charge/credit for change in value and amortization of swap arrangements and amortization of debt issuance costs), and maintenance capital expenditures.
Station Operating Income
Station operating income isolates the amount of income generated solely by the Company’s stations and assists management in evaluating the earnings potential of the Company’s station portfolio. In deriving this measure, management excludes LMA fees due to the insignificance and temporary nature of such fees. Management excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate the stations and the relatively insignificant amount of intangible assets subject to amortization. Management excludes non-cash stock compensation and impairment charges from the measure as they do not represent cash payments related to the operation of the stations. Management excludes terminated transaction expense as it is unrelated to the operation of the stations. Corporate expenses, despite representing an additional significant cash commitment, are excluded in an effort to present the operating performance of the Company’s stations exclusive of the corporate resources employed. Management believes this is important to its investors because it highlights the gross margin generated by its station portfolio. Management believes that station operating income is the most frequently used financial measure in determining the market value of a radio station or group of stations. Management has observed that station operating income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Further, in each of the more than 140 radio station acquisitions the Company has completed since its inception, it has used station operating income as the primary metric to evaluate and negotiate the purchase price to be paid. Given its relevance to the estimated value of a radio station, management believes, and its experience indicates that investors consider the measure to be extremely useful in order to determine the value of its portfolio of stations. Management believes that station operating income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, station operating income is one of the measures that management uses to evaluate the performance and results of its stations. Management uses the measure to assess the performance of the Company’s station managers and the Company’s Board of Directors uses it as part if its assessment of the relative performance of the Company’s executive management. As a result, in disclosing station operating income, the Company is providing its investors with an analysis of its performance that is consistent with that which is utilized by its management and its Board.
Station operating income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, station operating income is not intended to be a measure of free cash flow available for dividends, reinvestment in the Company’s business or other management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station operating income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. Management compensates for the limitations of using station operating income by using it only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business than GAAP results alone. Station operating income has its limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Adjusted EBITDA
Adjusted EBITDA is also utilized by management to analyze the cash flow generated by the Company’s business. This measure isolates the amount of income generated by its stations after the incurrence of corporate general and administrative expenses (exclusive of terminated transaction expense which is non-recurring and unrelated to the operation of the stations). Management uses this measure to determine the contribution of the Company’s station portfolio, including the corporate resources employed to manage the portfolio, to the funding of its other operating expenses and to the funding of debt service and acquisitions.
In deriving this measure, management excludes LMA fees due to the insignificance and temporary nature of such fees. Management also excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate its stations and corporate office and the relatively insignificant amount of intangible assets subject to amortization. Management excludes non-cash stock compensation and impairment charges from the measure as they do not represent cash payments related to the operation of the stations. Finally, management excludes terminated transaction expense as it is unrelated to the operation of the stations.
Management believes that adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies. Given the relevance to the overall value of the Company, management believes that investors consider the metric to be extremely useful.
Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
Free Cash Flow
Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of income generated each period that could be used to fund acquisitions or repay debt, after funding station and corporate expenses (excluding transaction costs), maintenance capital expenditures, payment of LMA fees and debt service.
Management believes that free cash flow, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company. Free cash flow should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
As station operating income, adjusted EBITDA and free cash flow are measures that are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies. See the quantitative reconciliation of these measures to their most directly comparable financial measure calculated and presented in accordance with GAAP that follows below.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements, which are statements that involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include, but are not limited to, competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.
Cumulus Media Inc. is the second-largest radio company in the United States based on station count. Following the completion of all pending acquisitions and divestitures, Cumulus, directly and through its investment in Cumulus Media Partners, will own or operate 340 radio stations in 66 U.S. media markets. The Company’s headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus shares are traded on the NASDAQ Global Select Market under the symbol CMLS.

Cumulus Media Inc. will host a teleconference later today at 11:00 AM Eastern Time to discuss third quarter results. To access this teleconference live, please visit the Company’s web site at www.cumulus.com or dial (888) 254-3609 for both domestic and international callers. Immediately after completion of the call, a replay can be accessed until 11:59 PM Eastern Time November 22, 2008. Domestic and international callers can access the replay by dialing (888) 203-1112, pass code 8069142.
For further information, please contact:
Marty Gausvik                (404) 949-0700

CUMULUS MEDIA INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Net revenues	$79,950	$84,183	$236,478	$243,922

Operating expenses:
Station operating expenses, excluding depreciation, amortization and LMA fees	50,795	52,241	154,920	157,469
Depreciation and amortization	2,965	3,624	9,386	11,184
LMA fees	71	163	571	494
Corporate general and administrative (including non-cash stock compensation expense of $1,015, $2,679 $3,882 and $7,028 respectively)	5,006	6,981	14,562	19,761
Impairment charge	—	81,335	—	81,335
Cost associated with terminated transaction	82	2,413	1,975	2,413

Total operating expenses	58,919	146,757	181,414	272,656

Operating income (loss)	21,031	(62,574)	55,064	(28,734)

Nonoperating income (expense):
Interest expense	(8,234)	(17,309)	(28,796)	(42,500)
Interest income	262	162	873	352
Loss on early extinguishment of debt	—	—	—	(986)
Terminated transaction fee	—	—	15,000	—
Other income (expense), net	6	7	—	(164)

Total nonoperating expense, net	(7,966)	(17,140)	(12,923)	(43,298)

Income (loss) before income taxes	13,065	(79,714)	42,141	(72,032)

Income tax (expense) benefit	(7,349)	9,973	(11,780)	4,573)
Equity in gain (loss) of affiliate	284	(789)	1,687	(2,347)

Net income (loss)	$6,000	$(70,530)	$32,048	$(69,805)

Basic and diluted income (loss) per common share:
Basic income (loss) per common share	$0.14	$(1.63)	$0.75	$(1.62)

Diluted income (loss) per common share	$0.14	$(1.63)	$0.75	$(1.62)

Weighted average basic common shares outstanding	41,910	43,260	42,675	43,181

Weighted average diluted common shares outstanding	41,910	43,260	42,690	43,181

Reconciliation of Non-GAAP Financial Measures to GAAP Counterparts
The following tables reconcile operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, station operating income and free cash flow (dollars in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating income (loss)	$21,031	$(62,574)	$55,064	$(28,734)
LMA fees	71	163	571	494
Depreciation and amortization	2,965	3,624	9,386	11,184
Non-cash expenses, including stock compensation	1,015	2,679	3,882	7,028
Impairment charge	—	81,335	—	81,335
Cost associated with terminated transaction	82	2,413	1,975	2,413

Adjusted EBITDA	25,164	27,640	70,878	73,720
Other corporate general and administrative	3,991	4,302	10,680	12,733

Station operating income	$29,155	$31,942	$81,558	$86,453

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating income (loss)	$21,031	$(62,574)	$55,064	$(28,734)
Add:
Non-cash expenses, including stock compensation	1,015	2,679	3,882	7,028
Depreciation and amortization	2,965	3,624	9,386	11,184
Impairment charge	—	81,335	—	81,335
Cost associated with terminated transaction	82	2,413	1,975	2,413
Less:
Interest expense, net of interest income, excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs	(9,214)	(11,636)	(28,554)	(36,557)
Maintenance capital expenditures	(107)	(386)	(600)	(902)

Free cash flow	$15,772	$15,455	$41,153	$35,767

No cash was paid for income taxes during the three and nine months ended September 30, 2008 or 2007.

CAPITALIZATION
(dollars in thousands)

		September 30,
		2008
Net Debt to Total Capitalization Ratio:

Cash and cash equivalents		$61,291
Long-term debt, including current maturities:
Bank Debt		724,660
Total Stockholders’ equity		147,221

Total capitalization		$933,172

	Ratio	1.41

Net Debt to TTM Pro Forma Adjusted EBITDA Ratio:

Funded debt as of September 30, 2008		$724,660
Plus: Net cash proceeds from acquisitions and dispositions		—
Less: Cash balance as of September 30, 2008		(61,291)

Net Debt as of September 30, 2008		663,369

Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA		98,238

(excludes non-cash stock compensation of $6,303)
	Ratio	6.75